Exhibit 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
MeriStar Hospitality Corporation:

We consent to the incorporation by reference in the accompanying registration statement on Form S-8 of our report on the consolidated financial statements of MeriStar Hospitality Corporation as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report of Form 10-K of MeriStar Hospitality Corporation.

                                                /s/ KPMG LLP
                                                ------------

Washington, D.C.

May 25, 2000

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